SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 28, 2007
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Wachovia Mortgage Loans
On September 28, 2007, Grubb & Ellis Company (“Grubb & Ellis” or the “Company”), through indirect, wholly-owned subsidiaries, entered into two (2) letter agreements (the “Letter Agreements”) with Wachovia Bank, N.A. (“Wachovia”) regarding the two (2) non-recourse mortgage loan financings in the aggregate principal amount of $120.5 million that the Company closed with Wachovia on June 15, 2007 (the “Wachovia Financing”). The Wachovia Financing, among other matters, was disclosed in the Company’s Current Report on Form 8K filed with the Securities and Exchange Commission on June 19, 2007 (the “Prior 8K”). The Prior 8K noted, among other things, that $78 million of the Wachovia Financing is secured by the Danbury Corporate Center, located in Danbury, Connecticut (the “Danbury Loan”), and the balance of the Wachovia Financing, $42.5 million, is secured by the Abrams Centre in Dallas, Texas and 6400 Shafer Court, in Rosemont, Illinois (the “Dallas and Rosemont Loan”). The Prior 8K also disclosed that interest with respect to each of the Danbury Loan and the Dallas and Rosemont Loan (collectively, the “Loans”) is payable monthly at a floating rate of interest per annum equal to the 30-day LIBOR plus 250 basis points.
The Letter Agreements acknowledge a mutual mistake due to a scrivener’s error, incorrectly establishing the “Libor Margin” in each of the notes evidencing the Loans (the “Notes”) as LIBOR plus 170 basis points rather than LIBOR plus 250 basis points. The Letter Agreements provide that such mutual mistake is to be rectified by inserting a corrected slip page into each of the Notes.
The foregoing is a summary of the terms and conditions of the Letter Agreements, and does not purport to be a complete discussion of the Letter Agreements. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Letter Agreements, copies of which are annexed as Exhibits to this Current Report on Form 8-K.
The Company has filed a preliminary proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/ PROSPECTUS AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS. THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders and investors may obtain free copies of the proxy statement/prospectus (when available) and other documents filed by the Company through the website maintained by the SEC at www.sec.gov. In addition, the Company’s stockholders and investors may obtain free copies of the proxy statement/prospectus (when available) and other documents filed by the Company from the Company by contacting the Company’s Investor Relations department at 500 West Monroe Street, Suite 2800, Chicago, IL 60661 or calling 312.698.6700.
The information in the preliminary proxy statement/prospectus is not complete and may be changed. Before making any voting or investment decisions with respect to the proposed business combination or any of the other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement/prospectus, the Company’s stockholders and investors are urged to read the proxy statement/prospectus and other documents filed by the Company when they become available.
The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed business combination and other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement/prospectus. Information regarding the names, affiliations and interests of such individuals is set forth in the Company’s preliminary proxy statement/prospectus which was last filed with the SEC on September 28, 2007, as such information may be supplemented by the Company’s definitive proxy statement/prospectus when it is filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
10.1	Letter Agreement dated September 28, 2007 by and among Wachovia Bank, National Association, GERA Abrams Centre LLC and GERA 6400 Shafer LLC.
10.2	Letter Agreement dated September 28, 2007 by and between Wachovia Bank, National Association and GERA Danbury, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
	By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Dated: October 4, 2007		Executive Vice President and General Counsel

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